Exhibit 99.(a)(1)(I)

FORM OF COMMUNICATION TO ELIGIBLE OPTIONHOLDERS

REJECTING THE ELECTION FORM AND ELIGIBLE OPTION INFORMATION

SHEET UNDER THE EXCHANGE OFFER

Date:
To:
From:	Roy Burchill
Re:	Rejected Election Form and Eligible Option Information Sheet Under Exchange Offer

Unfortunately, your Election Form and/or Eligible Option Information Sheet regarding our exchange offer was either inaccurate, incomplete or improperly signed and was not accepted for the following reason(s):                                                               .

If you wish to participate in the exchange offer, please complete and execute the attached Election Form and/or Eligible Option Information Sheet and deliver the documents to Alphatec so that it is received before 4:00 p.m., Pacific Time, on December 19, 2012 (or such later date as may apply if this exchange offer is extended), by one of the following means:

By Mail or Courier

Alphatec Holdings

5818 El Camino Real

Carlsbad, CA 92008

Attention: Roy Burchill, Senior Director, Total Rewards

Phone: (760)-494-6807

By Hand or Interoffice Mail

Attention: Roy Burchill, Senior Director, Total Rewards

By Email (By PDF or similar imaged document file)

rburchill@alphatecspine.com

Please ensure that you receive a confirmation of receipt from us after you submit your revised Election Form and/or Eligible Option Information Sheet. If we do not receive a properly completed and signed Election Form and/or Eligible Option Information Sheet from you before the expiration of the exchange offer at 4:00 p.m., Pacific Time, on December 19, 2012, all eligible option grants currently held by you will remain outstanding according to their existing terms.

You should direct questions about the exchange offer or requests for assistance (including requests for additional or paper copies of the exchange offer, the Election Form, your Eligible Option Information Sheet or other documents relating to this exchange offer) to Roy Burchill our Senior Director Total Rewards at 5818 El Camino Real, Carlsbad, CA 92008, or by calling him at (760) 494-6807 or sending an email to rburchill@alphatecspine.com.